                                                                    Exhibit 12.1

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)

                                                   SIX MONTHS ENDED                       FISCAL YEARS ENDED NOVEMBER 30,
                                                ----------------------    -----------------------------------------------------
                                                 MAY 31,      MAY 31,
                                                  2001         2000         2000        1999        1998       1997       1996
                                                --------     ---------    --------     -------     -------   -------    -------
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations.      $241,093       96,151      375,635     285,477     240,114    85,727     84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges.............................        78,529       47,830      142,654      73,020      63,792    63,483     49,100
Interest capitalized......................      (64,334)     (37,937)    (117,444)    (54,792)    (45,930)   (32,600)  (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities.........................         2,644        1,884        6,928     (8,197)       1,050        15         50
Previously capitalized interest amortized.        53,114       29,728       98,601      49,011      43,216    25,600     20,500
                                                --------     ---------    --------     -------     -------   -------    -------
"Earnings"................................      $311,046      137,656      506,374     344,519     302,242   142,225    130,879
                                                ========     =========    ========     =======     =======   =======    =======
FIXED CHARGES:
Interest incurred.........................       $71,244       43,288      130,458      64,908      59,043    63,483     49,100
Interest component of rent expense(1).....         7,285        4,542       12,196       8,112       4,749         -          -
                                                --------     ---------    --------     -------     -------   -------    -------
"Fixed Charges"...........................       $78,529       47,830      142,654      73,020      63,792    63,483     49,100
                                                ========     =========    ========     =======     =======   =======    =======
EARNINGS TO FIXED CHARGES INCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES...           4.0          2.9          3.5         4.7         4.7       2.2        2.7

-----------------------------------
(1)      The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)

                                                   SIX MONTHS ENDED                       FISCAL YEARS ENDED NOVEMBER 30,
                                                ----------------------    -----------------------------------------------------
                                                 MAY 31,      MAY 31,
                                                  2001         2000         2000        1999        1998       1997       1996
                                                --------     ---------    --------     -------     -------   -------    -------
EARNINGS FROM CONTINUING OPERATIONS:

Pre-tax income from continuing operations.      $241,093       96,151      375,635    285,477     240,114     85,727     84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges.............................        77,898       46,962      141,047     70,789      60,541     58,969     43,900
Interest capitalized......................       (64,334)     (37,937)    (117,444)   (54,792)    (45,930)   (32,600)   (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities.........................         2,644        1,884        6,928     (8,197)      1,050         15         50
Previously capitalized interest amortized.        53,114       29,728       98,601     49,011      43,216     25,600     20,500
                                                --------     ---------    --------    -------     -------    -------    -------
"Earnings"................................      $310,415      136,788      504,767    342,288     298,991    137,711    125,679
                                                ========     =========    ========    =======     =======    =======    =======
FIXED CHARGES:

Interest incurred (excluding limited-purpose
   financing subsidiaries) ...................  $ 70,613       42,420      128,851     62,677      55,792     58,969     43,900
Interest component of rent expense(1).....         7,285        4,542       12,196      8,112       4,749          -          -
                                                --------     ---------    --------     -------     -------   -------    -------
"Fixed Charges"...........................      $ 77,898       46,962      141,047     70,789      60,541     58,969     43,900
                                                ========     =========    ========     =======     =======   =======    =======
EARNINGS TO FIXED CHARGES EXCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES...           4.0          2.9          3.6        4.8         4.9        2.3        2.9

-----------------------------------
(1)      The interest component of rent expense was not material prior to 1998.